QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-88462) pertaining to the CRIIMI MAE Management, Inc. Retirement Plan and in the Registration Statements (Form S-8 Nos. 333-73100 and 333-90410) pertaining to the CRIIMI MAE Inc. 2001 Stock Incentive Plan of our report dated March 8, 2004, with respect to the 2003 and 2002 consolidated financial statements of CRIIMI MAE Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

Ernst & Young LLP
McLean, Virginia
March 8, 2004

QuickLinks

Consent of Independent Auditors